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                                                                      EXHIBIT 4D



                           FIRST ALLIANCE CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

          This Incentive Stock Option Agreement ("Option Agreement") is between First Alliance Corporation, a Delaware corporation (the "Company"), and the employee named in Section 1 below (the "Optionee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company has adopted the First Alliance Corporation 1996 Stock Incentive Plan (the "Plan") for the purpose of encouraging ownership of the Class A Common Stock, $.01 par value ("Common Stock"), of the Company by eligible key employees, directors and independent contractors of the Company and its subsidiaries, of providing increased incentive for such persons to render services and to exert maximum effort for the business success of the Company, and of further strengthening the identification of such persons with the stockholders; and

          WHEREAS, Section 422 of the Internal Revenue Code provides that an employee shall not be taxed upon the exercise of an option that qualifies as an incentive stock option, provided that the employee does not dispose of the shares acquired upon exercise of such option until two years after the option is granted to the employee and one year after the option is exercised; and

          WHEREAS, the Company, acting through the Stock Incentive Committee of its Board of Directors (the "Committee") and through its stockholders, has determined that its interests will be advanced by the issuance to Optionee of an incentive stock option under the Plan;

          NOW, THEREFORE, for and in consideration of these premises it is agreed as follows:

          1.   Identifying Provisions:  As used in this Option Agreement,
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the following terms shall have the following respective meanings:

(a)  Optionee:
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(b)  Date of Grant:
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(c)  Number of shares subject to Option  Agreement:
                                                    -------------------------
(d)  Exercise Price per share: $
                                ------------
(e)  Expiration Date:
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          2.   Option.  Subject to the terms and conditions contained herein
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and to stockholder approval of the Plan, the Company hereby grants to Optionee the right and option ("Option") to purchase from the Company up to that number of shares of its Common Stock specified in Section 1(c) of this Option Agreement, at a price per share equal to the exercise price specified in Section 1(d) of this Option Agreement ("Exercise Price"). This Option is intended to qualify to the maximum extent possible as an incentive stock option under
Section 422 of the Internal Revenue Code, as amended (the "Code") and therefore meets the following requirements: (i) the Exercise Price is not less than the fair market value


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of the Common Stock on the date when the Company completed the corporate action constituting an offer of stock for sale to the Optionee; (ii) the Option is not exercisable more than one year after the employee ceases to be employed because of death or a disability (as defined in Section 22(e)(3) of the Code) or more than three months after the Optionee otherwise ceases to be an employee of the Company or its parent or a subsidiary, and (iii) the Optionee does not own stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (or, if the Optionee does own such voting power, such further conditions required under Code Section 422 have been satisfied). The Plan has been approved by the Company's stockholders.

          3.      Option Period.  The Option herein granted may not be
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exercised, and is not exercisable, after the expiration date specified in
Section 1(e) of this Option Agreement (the "Expiration Date"). This Option shall not be exercisable on the Date of Grant specified in Section 1(b) of this Option Agreement (the "Date of Grant") but, subject to such further terms and limitations set forth herein, upon the expiration of six months after the Date of Grant (the "Vesting Date"), and thereafter on each anniversary of the Vesting Date this Option shall become exercisable to purchase, and shall vest with respect to, a number of shares of Common Stock (rounded to the nearest whole share) such that the aggregate number of shares of Common Stock as to which this Option has become exercisable shall equal the total number of shares subject to this Option Agreement (as specified in Section 1(c)), multiplied by the percentage set forth below with respect to the specified anniversary of the Vesting Date:

                                                                Percentage of
                           Date                               Option Exercisable
                           ----                               ------------------
Six months after the Date of Grant (the "Vesting Date"):             25%
On the first anniversary of the Vesting Date:                        50%
On the second anniversary of the Vesting Date:                       75%
On the 100% third anniversary of the Vesting Date:                  100%

          4.      Procedure for Exercise.  The Option herein granted may be
                  ----------------------
exercised by written notice by Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, and specifying such further information regarding delivery of such shares as the Secretary of the Company may reasonably request. Payment shall be by means of (i) cash, cashier's check or bank draft, payable to the order of the Company, (ii) a commitment from a brokerage firm acceptable to the Secretary of the Company to pay the aggregate Exercise Price from the proceeds of a sale of Common Stock issuable upon exercise of the Option, (iii) at the option of the Optionee, in Common Stock theretofore owned by such Optionee for at least six months, or (iv) a combination of cash, cashier's check or bank draft and Common Stock. As promptly as practicable after exercise of this Option, the Company shall issue or cause to be issued to Optionee the number of shares of Common Stock with respect to which the Option has been so exercised. The Option may not be exercised with respect to less than 25 shares.

          5.      Termination of Employment.  If Optionee's employment with the
                  -------------------------
Company is terminated prior to the Expiration Date for any reason, including death or disability, the Option shall immediately terminate to the extent it is not exercisable on the date of Optionee's termination of employment. To the extent that the Option is exercisable on the date of Optionee's termination of employment for any reason, including death or disability, the Option may be exercised at any time on or before the earlier of (i) the close of business on the ninetieth (90th) day after such date of termination of employment, and (ii) the Expiration Date.

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          6.  Transferability.  This Option shall not be transferable by
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Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by him. Any heir or legatee of Optionee shall take rights under this Option subject to the terms and conditions of this Option Agreement. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance and assumption by the transferee or transferees of the obligations of the Optionee and of the other terms and conditions hereof.

          7.  No Rights as Stockholder.  Optionee shall have no rights as a
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stockholder with respect to any shares of Common Stock covered by this Option
Agreement until the date of issuance of shares of Common Stock purchased pursuant to this Option Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in paragraph 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided hereinabove.

          8.  Adjustments.  If the outstanding shares of Common Stock are
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increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such shares of Common Stock, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to the Option and the exercise or settlement price of the Option, to the extent permitted by Sections 162(m) and 422 of the Code, respectively.

          9.  Compliance With Securities Laws.  Upon the acquisition of any
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shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under paragraph 6 of this Agreement) shall enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

          10.  Compliance With Laws.  Notwithstanding any of the other
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provisions hereof, Optionee agrees not to exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority. The certificates representing the shares of Common Stock acquired pursuant to the exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

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          11.  Notice of Sale; Withholding of Tax.  Optionee shall promptly
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notify the Company of the sale of any stock issued upon the exercise of the
Option if such sale takes place either within one year of the date of such exercise or within two years of the Date of Grant. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option or the disposition of shares of Common Stock acquired by exercise of this Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, the Optionee shall be obligated, as of the first date on which the Company is so obligated, to pay such amounts to the Company in cash or check, or other property acceptable to the Secretary of the Company in his sole discretion; and, if the Optionee fails to make such payment as and when due, the Company is hereby authorized by the Optionee (i) to withhold from any payments then or thereafter payable to the Optionee, any such amounts, and (ii) to refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof until all such amounts have been paid. The Committee may, in its sole discretion, allow the Optionee to pay any such amounts through the surrender of whole shares of Common Stock or by having the Company withhold whole shares of Common Stock otherwise issuable upon the exercise of this Option. Any such shares surrendered or withheld shall be valued at their market value, determined by such method as the Secretary of the Company in his sole discretion shall determine, and have a market value, as of the date on which the amount of tax to be withheld is determined, which is equal to the sums required to be withheld.

          12.  Resolution of Disputes.  As a condition of the grant of the
               ----------------------
Option hereby and of the ability to exercise the Option, the Optionee and his or her heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, the Optionee and his or her heirs, successors and personal representatives.

          13.  Notices.  Every notice hereunder shall be in writing and shall
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conclusively be deemed to be given only if given by personal delivery, by courier or by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to First Alliance Corporation, 17305 Von Karman Avenue, Irvine, California 92614-6203, Attention: Corporate Secretary. Any notice given by the Company to Optionee directed to Optionee's address on file with the Company shall be effective to bind Optionee and any other person who shall have acquired rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized him- or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

          14.  Construction and Interpretation.  Whenever the term "Optionee" is
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used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes. This Option Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to its choice of law provisions.

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          15.  Agreement Subject to Plan.  This Option Agreement is subject to
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the Plan (including any subsequent amendments thereto).  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

          16.  Employment Relationship.  For purposes of this Option Agreement,
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an employee shall be considered to be in the employment of the Company as long as Optionee remains an employee of the Company or any of its subsidiaries. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the 'employment at will' relationship between the Optionee and the Company.

          17.  Binding Effect.  This Option Agreement shall be binding upon and
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inure to the benefit of any successors to the Company.

          IN WITNESS WHEREOF, this Option Agreement has been executed as of _______________, 199__.

                                           FIRST ALLIANCE CORPORATION



                                           By:
                                              --------------------------------


                                           OPTIONEE


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